Exhibit 99.1

Press Release

Contacts:

Carrie Prati

Director, Investor Relations

carrie.prati@rowancompanies.com

+1 713 960 7581

FOR IMMEDIATE RELEASE

October 19, 2017

Rowan Announces Launch of ARO Drilling

HOUSTON, TEXAS -- Rowan Companies plc (“Rowan” or the “Company”) (NYSE: RDC) announced today that ARO Drilling, a 50/50 joint venture with the Saudi Arabian Oil Company ("Saudi Aramco"), commenced operations on October 17, 2017.

Tom Burke, President and Chief Executive Officer, stated, "We are extremely pleased to announce the launch of ARO Drilling. This is a groundbreaking joint venture that supports Saudi Arabia’s Vision 2030, and provides Rowan with an unparalleled long-term growth opportunity throughout the next decade and beyond.”

As part of the initial startup of ARO Drilling, Rowan and Saudi Aramco contributed equal amounts of cash into the joint venture. Following these contributions, Rowan sold three of its jack-up drilling rigs to ARO Drilling, including the J.P. Bussell, which was previously idle, and Saudi Aramco sold one of its jack-up drilling rigs to ARO Drilling. Following the purchase of these drilling rigs, ARO Drilling distributed excess cash in the amount of approximately $88 million to each of Rowan and Saudi Aramco maintaining each party’s 50% ownership interests in the joint venture.

Pursuant to the ARO Drilling shareholders’ agreement, Saudi Aramco will sell an additional jack-up rig in 2017 to ARO Drilling and Rowan will sell an additional two jack-up rigs to ARO Drilling once they complete their current contracts in late 2018.

ARO Drilling also now manages the operations of Rowan’s seven remaining jack-up rigs currently in Saudi Arabia. Rowan and Saudi Aramco have agreed that ARO Drilling will purchase twenty future newbuild rigs that will be constructed by a Saudi Aramco manufacturing joint venture and are expected to be delivered between 2021 and 2030. Each newbuild is expected to have a sixteen year drilling commitment upon delivery to ARO Drilling

Interested parties are invited to view reference materials on the Investor Relations page of Rowan's website at www.rowan.com.

Rowan is a global provider of contract drilling services with a fleet of 26 mobile offshore drilling units, composed of 22 self-elevating jack-up rigs and four ultra-deepwater drillships. The Company's fleet operates worldwide, including the United States Gulf of Mexico, the United Kingdom and Norwegian sectors of the North Sea, the Middle East, and Trinidad. Additionally, the Company is a 50/50 partner in a joint venture with Saudi Aramco, entitled ARO Drilling, that owns a fleet of four self-elevating jack-up rigs that operate in the Arabian Gulf. The Company’s Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol “RDC.” For more information on the Company, please visit www.rowan.com.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial and operating performance and prospects of the Company and ARO Drilling, the anticipated timing, terms and delivery of any additional newbuild rigs to ARO Drilling, the timing and terms of any future contributions by the Company to ARO Drilling, and future contractual commitments of ARO Drilling. These forward-looking statements are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, variations in energy demand, changes in day rates, cancellation, early termination or renegotiation by our customers of drilling contracts, risks associated with fixed cost drilling operations, cost overruns or delays in transportation of drilling units, cost overruns or delays in maintenance and repairs, cost overruns or delays for conversion or upgrade projects, operating hazards and equipment failure, risks of collision and damage, casualty losses and limitations on insurance coverage, customer credit and risk of customer bankruptcy, conditions in the general economy and energy industry, weather conditions and severe weather in the Company's operating areas, increasing complexity and costs of compliance with environmental and other laws and regulations, changes in tax laws and interpretations by taxing authorities, civil unrest and instability, terrorism, piracy and hostilities in our areas of operations that may result in loss or seizure of assets, impairments, the outcome of disputes, including tax disputes, and legal proceedings, effects of the change in our corporate structure, and other risks disclosed in the Company's filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.